SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported): December 3, 2008

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
000-53134	ENTERGY TEXAS, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone: (409) 838-6631 61-1435798

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2008, Entergy Texas, Inc., a wholly-owned subsidiary of Entergy Corporation, entered into an Inter-Company Credit Agreement (the "Agreement") with Entergy Corporation. The terms of the Agreement are summarized in Item 2.03 of this Form 8-K and are incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation.

On December 3, 2008, Entergy Texas, Inc. ("Entergy Texas"), a wholly-owned subsidiary of Entergy Corporation ("Entergy"), entered into an Inter-Company Credit Agreement (the "Agreement") with Entergy. The Agreement provides for a revolving credit facility with a total principal amount available of $300,000,000.  Borrowings under the Agreement may be made as revolving unsecured loans. Loans made under the Agreement will bear interest at a floating rate equal to LIBOR plus 500 basis points as determined no later than the last day of March, June, September and December. Interest is payable on the 15th day of January, April, July and October beginning April 15, 2009. The Agreement expires and loans outstanding under the Agreement mature December 3, 2013 and advances under the Agreement may be used for to pay for capital expenditures, the acquisition of capital assets, to repay debt incurred in connection with the payment of capital expenditures or the acquisition of capital assets.

On December 8, 2008, Entergy Texas borrowed $160,000,000 under the Agreement. The initial interest rate of the advance is 9.05% and was used to pay maturing long-term debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Texas, Inc.

By: /s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and
Chief Accounting Officer

Dated: December 9, 2008